Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (the “Amendment”) is made effective as of September 19, 2018 by and between MAM SOFTWARE GROUP, INC., a Delaware corporation (“Borrower”) and UNIVEST BANK AND TRUST CO. (“Lender”).

BACKGROUND

A.     Lender and Borrower have previously entered into that certain Credit Agreement dated March 1, 2017 (as amended and as it may hereafter be amended, restated, replaced or supplemented from time to time, the “Credit Agreement”).

B.     Borrower has requested and Lender has agreed to amend certain terms and conditions of the Credit Agreement on the terms and conditions set forth herein.

C.     Capitalized terms not otherwise defined herein shall have the meanings set forth therefor in the Credit Agreement.

NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

1.     Fixed Charges. The defined term “Fixed Charges” as set forth in Section 1.01 of the Credit Agreement shall be and is hereby amended to read, in its entirety, as follows:

“Fixed Charges” means, for any period, without duplication, the sum of current maturities of long term debt, plus cash interest expense, plus cash income taxes, plus Dividends, plus cash expense incurred in connection with a Permitted Stock Repurchase.”

2.     Permitted Stock Repurchase Plan. Notwithstanding anything to the contrary contained in the Credit Agreement, including without limitation, any prohibition on Restricted Payments or Dividends, Lender agrees that Borrower may repurchase certain issued and outstanding Equity Interests of Borrower; provided that, (i) Borrower provides to Lender ten (10) days prior written notice of such repurchase or prior to establishing a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, the terms and conditions related thereto and such other information as Lender may reasonably require; (ii) Borrower may not repurchase more than $500,000 in the aggregate of such Equity Interests of Borrower in any fiscal quarter; (iii) Borrower may not repurchase more than $2,000,000 in the aggregate of such Equity Interests of Borrower prior to the expiration of the Revolving Credit Maturity Date; and (iv) no Default or Event of Default shall exist or be continuing at the time of or result from such repurchase (each, a “Permitted Stock Repurchase”). Lender further agrees that the proceeds of the Revolving Credit Facility may be used by Borrower in connection a Permitted Stock Repurchase.

3.     Further Agreements and Representations. Borrower hereby:

3.1.     ratifies, confirms and acknowledges that the Credit Agreement, as amended hereby, and all other Loan Documents are valid, binding and in full force and effect as of the date of this Amendment, and enforceable in accordance with their terms;

3.2.     covenants and agrees to perform all of its obligations under the Credit Agreement, as amended hereby, and all other Loan Documents;

3.3.     acknowledges and agrees that as of the date hereof, it has no defense, set-off, counterclaim or challenge against the payment of any sums owing to Lender or the enforcement of any of the terms of the Credit Agreement, as amended hereby, or any of the other Loan Documents;

3.4.     ratifies, confirms and continues all liens, security interests, pledges, mortgages, rights and remedies granted to Lender, in the Credit Agreement and the other Loan Documents and agree that such liens, security interests, pledges and mortgages shall secure all of the Obligations under the Credit Agreement and the other Loan Documents as amended by this Amendment.

3.5.     represents and warrants that all representations and warranties in the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects as of the date of this Amendment unless such representation and warranty is made as of a specific date;

3.6.     represents and warrants that no Event of Default, or event which with the giving of notice or lapse of time or both would constitute an Event of Default, exists;

3.7.     acknowledges and agrees that the failure to comply with or perform any of its respective covenants, agreements or obligations contained in this Amendment will constitute an Event of Default under the Credit Agreement;

3.8.     ratifies, confirms and restates all the waivers set forth in the Credit Agreement and any other Loan Documents, all of which are hereby incorporated by reference; and

3.9.     represents and warrants that the execution and delivery of this Amendment by Borrower and all documents and agreements to be executed and delivered pursuant to this Amendment:

(a)     has been duly authorized by all requisite corporate action of Borrower;

(b)     will not conflict with or result in a breach of, or constitute a default under, any of the terms, conditions, or provisions of any applicable statute, law, rule, regulation or ordinance or Borrower’s governing documents, or any indenture, mortgage, loan or credit agreement or instrument to which Borrower is a party or by which it may be bound or affected, or any judgment or order of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign; and

(c)     will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Borrower under the terms or provisions of any such agreement or instrument, except liens in favor of Lender.

4.     Other References. All references in the Credit Agreement and all the Loan Documents to the term “Loan Documents” shall mean the Loan Documents as defined therein and this Amendment and any and all other documents executed and delivered by Borrower pursuant to and in connection herewith. All references in the Credit Agreement and all the Loan Documents to the term “Credit Agreement” shall mean the Credit Agreement as amended hereby.

5.     Additional Documents; Further Assurances.   Borrower covenants and agrees to execute and deliver to Lender, or to cause to be executed and delivered to Lender contemporaneously herewith, at the sole cost and expense of Borrower, any and all other documents, agreements, statements, resolutions, certificates, consents and information as Lender may require in connection with the matters or actions described herein.  Borrower further covenants and agrees to execute and deliver to Lender, or to cause to be executed and delivered, at the sole cost and expense of Borrower, from time to time, any and all other documents, agreements, statements, certificates and information as Lender shall request to evidence or effect the terms hereof or to enforce or protect Lender’s rights.  All of such documents, agreements, statements, certificates and information shall be in form and content acceptable to Lender in its sole discretion.

6.     Costs and Expenses.  Borrower agrees to pay the Lender, upon the closing of this Amendment, and otherwise on demand, all costs and expenses incurred by the Lender in connection with the preparation, negotiation and delivery of this Amendment, and any modifications thereto, or in defending or prosecuting any actions or proceedings arising out of or relating to this Amendment including reasonable fees and expenses of counsel, expenses for auditors, appraisers and environmental consultants, lien searches, recording and filing fees and taxes.

7.     No Novation or Waiver.  Nothing contained herein and no actions taken pursuant to the terms hereof are intended to constitute a novation of the Credit Agreement or any of the documents collateral thereto and shall not constitute a release, termination or waiver of any of the liens, security interests, rights or remedies granted to Lender in the Credit Agreement or any of the other Loan Documents, which liens, security interests, rights or remedies are hereby ratified, confirmed, extended and continued as security for all obligations secured by the Credit Agreement.  Nothing contained herein constitutes an agreement or obligation by Lender to grant any further amendments to the Credit Agreement or any of the other Loan Documents.

8.     Inconsistencies.  To the extent of any inconsistency between the terms and conditions of this Amendment and the terms and conditions of the Credit Agreement or the other Loan Documents, the terms and conditions of this Amendment shall prevail.  All terms and conditions of the Credit Agreement and the other Loan Documents not inconsistent herewith, shall remain in full force and effect and are hereby ratified and confirmed by Borrower.

9.     No Other Agreements.  All understandings and agreements heretofore had between the parties respecting the transactions contemplated by this Amendment are merged in this Amendment and there are no other agreements, written or oral, and no customs or usages applicable to any provision of this Amendment.

10.     Amendments.  No change in or addition to, or waiver of, any provision of this Amendment shall be valid unless in writing and signed on behalf of the party against whom such change, addition or waiver is sought to be enforced.

11.     Binding Effect.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

12.     Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to its rules and principles regarding conflicts of law or any rule or canon of construction which interprets agreements against the draftsman.

13.     Headings.  The headings of the sections of this Amendment are inserted for convenience only and shall not be deemed to constitute a part of this Amendment.

14.     Counterparts; Facsimile Signatures.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original without the production of any other counterpart. Any signature on this Amendment delivered by Borrower by facsimile transmission shall be deemed to be an original signature hereto.

IN WITNESS WHEREOF, intending to be legally bound hereby the parties hereto have caused this Amendment to be executed, as a document under seal, effective as of the day and year first above written.

BORROWERS:

MAM SOFTWARE GROUP, INC., a Delaware corporation

By:
Name: Title:

LENDER:

UNIVEST BANK AND TRUST CO.

By: